 EXHIBIT A
JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Form 4 to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Form, as it may be amended, jointly on behalf of such parties.

Dated:  December 15, 2010

GREEK INVESTMENTS, INC.

By:	/s/ Panayotis Constantino
Name:	Panayaotis Constantino
Title:	Director
10% Owner

/s/ Jorge Constantino
JORGE CONSTANTINO
Title:	Director
10% Owner